AMENDMENT
                                       TO
                              CONSULTING AGREEMENT

     Amendment, dated December 22, 1995 to Consulting Agreement (the "Consulting Agreement") dated December 1, 1994 between MEDCO RESEARCH, Inc. (the "Corporation") and RICHARD C. WILLIAMS ("Williams").

     WHEREAS, the Compensation Committee of the Board of Directors of the Corporation has determined that insomuch as the Corporation does not have a Chief Executive Officer it is in the best interests of the Corporation to continue to consult with Williams on matters not customarily involving a non-employee Chairman of the Board, such as corporate acquisitions, financial public relations and pending litigation, and to extend the Consulting Agreement for a period of one year on the terms set forth below; and

     WHEREAS, Williams is willing so to continue to consult with the Corporation;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

     1. Section 1 of the Consulting Agreement is hereby amended by (a) deleting in the first sentence thereof the phrase "fiscal years 1994 and 1995" and substituting therefor the words "fiscal 1996" and (b) by adding the following proviso at the end of such sentence: "; provided, however, that on or before June 30, 1996 the Compensation Committee of the Corporation shall review the Term of the Agreement in light of the needs of the Corporation for the balance of fiscal 1996 and Williams agrees that the decision of such Committee shall be final, conclusive and binding upon him.

     2. Section 3 of the Consulting Agreement is hereby amended by deleting that portion of the first sentence beginning with the first word thereof through and including the words "January 1995", and substituting therefor the following: "As compensation for the consulting services to be rendered by Williams during fiscal 1996, the Corporation agrees to pay to Williams, and Williams agrees to accept as full payment therefor, a fee in the aggregate amount of $144,000, payable in equal monthly installments due on the first day of each month during the Term, commencing in January 1996."

     3. Except as expressly amended hereby, the Consulting Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first above written.

                                                ----------------------------
                                                Richard C. Williams

                                                MEDCO RESEARCH, INC.

                                                By: /s/ ROGER D. BLEVINS
                                                    Roger D. Blevins, President
                                                    and Chief Operating Officer